Exhibit 5.1

[Brownstein Hyatt Farber Schreck Letterhead]

                                        , 2013

ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234

Ladies and Gentlemen:

          We have acted as special Nevada counsel to ClubCorp Holdings, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to                                        shares (the "Company Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the sale by the selling stockholder of the Company named in the Prospectus (as defined below) (the "Selling Stockholder") of up to                                        shares (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares") of Common Stock, each as described in the Company's Registration Statement on Form S-1 (File No. 333-189912) (as amended through and including the date hereof, the "Registration Statement") and the Prospectus contained therein (the "Prospectus"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). This opinion letter is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Company Shares and the sale of the Shares as contemplated by the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

          For purposes of rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and the Prospectus, (ii) the Company's articles of incorporation and bylaws, each as amended to date, (iii) the forms of the Company's amended and restated articles of incorporation and amended and restated bylaws (collectively, the "A&R Governing Documents") and the form of underwriting agreement relating to sale of the Shares, each filed as an exhibit to the Registration Statement, and (iv) such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

          Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the A&R Governing Documents will be in effect prior to the issuance of any of the Company Shares; (ii) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

          We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or "blue sky" laws, rules or regulations.

          Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

          1.    The Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

          2.    When and to the extent the Company Shares are issued and sold in exchange for payment in full to the Company of all consideration required therefor, each in the manner contemplated by the Registration Statement and the Prospectus and in accordance with the proceedings described therein, the Company Shares will be validly issued, fully paid and non-assessable.

          The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
[DRAFT]